VIEMED ANNOUNCES SUCCESSFUL COMPLETION OF HMP ACQUISITION

Lafayette, Louisiana (June 1, 2023) Viemed Healthcare, Inc. (the “Company” or “Viemed”) (NASDAQ:VMD and TSX:VMD.TO), a national leader in respiratory care and technology-enabled home medical equipment services, announced that it has successfully completed its previously announced acquisition of Tennessee based Home Medical Products, Inc. (“HMP”), a large regional provider of respiratory focused home medical solutions.

“I’m incredibly proud to welcome the HMP team to the Viemed family. Both organizations share a culture that focuses on high quality patient interaction in the home driven by clinical excellence and supported by technology,” said Viemed Chief Executive Officer Casey Hoyt. “Today, we immediately expand our existing reach through product, payor, and geographic diversity. We will continue our on-going efforts to ensure a seamless integration of the two organizations and to leverage our shared experience to deliver synergized growth while driving positive clinical outcomes and improving the quality of life for our patients.”

Home Medical Products, Inc. was founded in September 2004 with the mission of providing quality medical equipment solutions to help people live better lives at home. The company currently serves approximately 45,000 active patients and employs approximately 180 individuals throughout Tennessee, Alabama, and Mississippi.

The acquisition closed on June 1, 2023. Pursuant to the terms of the definitive agreement, Viemed acquired 100% of the equity ownership of HMP in exchange for approximately $28 million in cash at closing, subject to post-closing net working capital and tax related adjustments. Approximately $15 million of the purchase consideration was funded by cash on hand and approximately $13 million was funded by Viemed’s existing credit facilities. Due to the acquisition, the Company now expects to generate net revenues attributable to its core business of approximately $42.5 million to $43.5 million during the second quarter of 2023, inclusive of one month of acquired revenue during the period.

ABOUT VIEMED HEALTHCARE, INC.

Viemed is a provider of in-home medical equipment and post-acute respiratory healthcare services in the United States. Viemed’s service offerings are focused on effective in-home treatment with clinical practitioners providing therapy and counseling to patients in their homes using cutting-edge technology. Visit our website at www.viemed.com.

For further information, please contact:

Glen Akselrod
Bristol Capital
905-326-1888
glen@bristolir.com

Todd Zehnder
Chief Operating Officer
Viemed Healthcare, Inc.
337-504-3802
investorinfo@viemed.com

Forward-Looking Statements

Certain statements contained in this press release may constitute “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995 or “forward-looking information” as such term is defined in applicable Canadian securities legislation (collectively, “forward-looking statements”). Often, but not always, forward-looking statements can be identified by the use of words such as “plans”, “expects”, “is expected”, “budget”, “potential”, “scheduled”, “estimates”, “forecasts”, “intends”, “anticipates”, “believes”, or “projects”, or the negatives thereof or variations of such words and phrases or statements that certain actions, events or results “will”, “should”, “may”, “could”, “would”, “might” or “will be taken”, “occur” or “be achieved” or the negative of these terms or comparable terminology. All statements other than statements of historical fact, including those that express, or involve discussions as to, expectations, beliefs, plans, objectives, assumptions or future events or performance, including the Company’s net revenue guidance for the second quarter and expectations about its acquisition of Home Medical Products, Inc. such as anticipated synergies and other benefits. Such statements reflect the Company's current views and intentions with respect to future events, and current information available to the Company, and are subject to certain risks, uncertainties and assumptions. Many factors could cause the actual results, performance or achievements that may be expressed or implied by such forward-looking statements to vary from those described herein should one or more of these risks or uncertainties materialize. These factors include, without limitation: the general business, market and economic conditions in the regions in which the Company operates; the impact of the COVID-19 pandemic and the actions taken by governmental authorities, individuals and companies in response to the pandemic on our business, financial condition and results of operations, including on the Company's patient base, revenues, employees, and equipment and supplies; significant capital requirements and operating risks that the Company may be subject to; the ability of the Company to implement business strategies and pursue business opportunities; volatility in the market price of the Company's common shares; the Company’s novel business model; the state of the capital markets; the availability of funds and resources to pursue operations; reductions in reimbursement rates and audits of reimbursement claims by various governmental and private payor entities; dependence on few payors; possible new drug discoveries; dependence on key suppliers; granting of permits and licenses in a highly regulated business; competition; disruptions in or attacks (including cyber-attacks) on the Company's information technology, internet, network access or other voice or data communications systems or services; the evolution of various types of fraud or other criminal behavior to which the Company is exposed; difficulty integrating newly acquired businesses; the impact of new and changes to, or application of, current laws and regulations; the overall difficult litigation and regulatory environment; increased competition; increased funding costs and market volatility due to market illiquidity and competition for funding; critical accounting estimates and changes to accounting standards, policies, and methods used by the Company; the Company’s status as an emerging growth company and a smaller reporting company; and the occurrence of natural and unnatural catastrophic events or health epidemics or concerns, such as the COVID-19 pandemic, and claims resulting from such events or concerns; as well as those risk factors discussed or referred to in the Company’s disclosure documents filed with the U.S. Securities and Exchange Commission (the “SEC”) available on the SEC’s website at www.sec.gov, including the Company’s most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q, and with the securities regulatory authorities in certain provinces of Canada available at www.sedar.com. Should any factor affect the Company in an unexpected manner, or should assumptions underlying the forward-looking statements prove incorrect, the actual results or events may differ materially from the results or events predicted. Any such forward-looking statements are expressly qualified in their entirety by this cautionary statement. Moreover, the Company does not assume responsibility for the accuracy or completeness of such forward-looking statements. The forward-looking statements included in this press release are made as of the date of this press release and the Company undertakes no obligation to publicly update or revise any forward-looking statements, other than as required by applicable law.